UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  November 7, 2014

BANC OF CALIFORNIA, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (855) 361-2262

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Branch Acquisition

On November 8, 2014, Banc of California, National Association, a national banking association (the “Bank”) and a wholly owned subsidiary of Banc of California, Inc., a Maryland corporation (the “Company”), completed the previously announced acquisition of select assets and assumption of certain liabilities of Banco Popular North America’s (“BPNA”) network of 20 California branches as contemplated by the previously announced Purchase and Assumption Agreement between the Bank and BPNA, dated as of April 22, 2014 (the “Purchase Agreement”).  The purchase added approximately $1.1 billion in loans and $1.1 billion of deposits to the Bank.  Based on the amount of funds the Bank paid for the deposits assumed and the loans acquired, the overall net deposit premium is expected to be approximately $4 million.

Patriot and Oaktree Issuances

On November 7, 2014, the Company completed the issuance and sale to Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (collectively, “Patriot”) of (i) 1,076,000 shares of its voting common stock at a price of $9.78 per share and (ii) 824,000 shares of its voting common stock at a price of $11.55 per share, for an aggregate purchase price of $20,040,480 (collectively, the “Patriot Shares”).  The Patriot Shares were sold pursuant to the previously disclosed Securities Purchase Agreement, dated as of October 30, 2014, among the Company and Patriot (the “Patriot SPA”).  In consideration for Patriot’s commitment under the Patriot SPA, the Company paid to Patriot at the closing an equity support payment of $538,000.

On November 7, 2014, the Company completed the issuance and sale to OCM BOCA Investor, LLC (“Oaktree”), an entity owned by investment funds managed by Oaktree Capital Management, L.P., of 3,288,947 shares of its voting common stock (the “Oaktree Shares,” and with the Patriot Shares, the “Shares”) at a price of $9.78 per share and an aggregate purchase price of $32,165,901.  The Oaktree Shares were sold pursuant to the previously disclosed Securities Purchase Agreement, dated as of April 22, 2014, as amended by the Acknowledgement and Amendment to Securities Purchase Agreement, dated as of October 28, 2014, between the Company and Oaktree (the “Oaktree SPA,” and with the Patriot SPA, the “SPAs”).  In consideration for Oaktree’s commitment under the Oaktree SPA, the Company paid to Oaktree at the closing an equity support payment of $1,644,473.

The foregoing description of the SPAs does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SPAs, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.  The SPAs are also described more fully in the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2014, which description is also incorporated herein by reference.

The issuance and sale of the Shares pursuant to the SPAs have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-192518) (the “Registration Statement”) filed by the Company with the SEC, which became effective on February 12, 2014, including a base prospectus dated February 12, 2014 and a prospectus supplement relating to the Shares dated October 30, 2014.  The validity opinion with respect to the Shares sold pursuant to the SPAs is being filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference into the Registration Statement.

On November 10, 2014, the Company issued a press release announcing the completion of the Branch Acquisition and the Patriot and Oaktree Issuances. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for any purpose.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Current Report on Form 8-K are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Banc of California, Inc.

Date: November 13, 2014	By:	/s/ John C. Grosvenor
	Name:	John C. Grosvenor
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Silver, Freedman, Taff & Tiernan LLP regarding the validity of the Shares.
10.1
Securities Purchase Agreement, dated as of October 30, 2014, by and among Banc of California, Inc., Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 30, 2014, and incorporated herein by reference).

10.2
Securities Purchase Agreement, dated as of April 22, 2014, by and between Banc of California, Inc. and OCM BOCA Investor, LLC (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 25, 2014, and incorporated herein by reference).

10.3
Acknowledgment and Amendment to Securities Purchase Agreement, dated as of October 28, 2014, by and between Banc of California, Inc. and OCM BOCA Investor, LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 30, 2014, and incorporated herein by reference).

23.1	Consent of Silver, Freedman, Taff & Tiernan LLP (included in Exhibit 5.1).
99.1	Press release, dated November 10, 2014.